UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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Filed by a Party other than the Registrant ☑
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☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12
ANHEUSER-BUSCH COMPANIES, INC.

(Name of Registrant as Specified in Its Charter)
INBEV S.A.

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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On October 14, 2008 InBev S.A. issued the following press release:

InBev postpones Rights Offering and confirms no impact on
expected closing of Anheuser-Busch InBev combination
Reaffirms support of Banking Group and committed
financing to complete transaction
InBev (Euronext: INB) today announced that, as a consequence of unprecedented volatility in the global capital markets, particularly during the last week, it has postponed its previously announced rights offering until market conditions stabilize. The Board of Directors will continue to monitor market conditions to determine the appropriate time to launch the rights offering.
InBev reaffirms its expectation that it will complete the acquisition of Anheuser-Busch by year-end 2008 following approval by Anheuser-Busch shareholders and receipt of remaining regulatory approvals. The decision to postpone the equity offering will not affect completion of the combination with Anheuser-Busch.
InBev also reconfirms the strong support of its bank group, who has provided the financing for the transaction on the basis of certain funds commitments and complete loan documentation for both the USD45 billion acquisition facility and the USD9.8 billion equity bridge facility. The equity bridge facility has a post-closing maturity of six months, within which period InBev may tap the equity markets at any time.
In addition, EPS and BRC, holding in aggregate (directly and indirectly through the Stichting InBev) 60.76% of all outstanding InBev shares have reconfirmed their intentions, as stated on 6th October, including an intention to subscribe, in aggregate, for a number of shares equivalent to approximately EUR 1.2 billion of new funds (EUR 600 million by each of EPS and BRC) as and when the equity offering proceeds.
Carlos Brito, InBev CEO said: “The proposed combination between Anheuser-Busch and InBev will achieve value for our shareholders and create opportunities on a global basis for our consumers, employees, business partners, wholesalers and the communities they serve. We are moving forward confidently and expect to complete the combination of these two great companies by the end of the year to create the world’s leading brewer.”

About InBev
InBev is a publicly traded company (Euronext: INB) based in Leuven, Belgium. The company’s origins date back to 1366, and today, it is the leading global brewer. As a true consumer-centric, sales driven company, InBev manages a carefully segmented portfolio of more than 200 brands. This includes true beer icons with global reach like Stella Artois® and Beck’s®, fast growing multicountry brands like Leffe® and Hoegaarden®, and many consumer loved “local champions” like Skol®, Quilmes®, Sibirskaya Korona®, Chernigivske®, Sedrin®, Cass® and Jupiler®. InBev employs close to 89 000 people, running operations in over 30 countries across the Americas, Europe and Asia Pacific. In 2007, InBev realized 14.4 billion euro of revenue. For further information visit www.InBev.com
InBev Contacts:

Marianne Amssoms	Fabio Spina
Vice President Global External Communications	Vice President Investor Relations
Tel: +32-16-27-67-11	Tel: + 32 16 27 62 43
E-mail: marianne.amssoms@inbev.com	E-mail: fabio.spina@inbev.com

Steven Lipin/Nina Devlin	Rebecca Shelley/Laura Cummings
Brunswick Group	Brunswick Group
+1-212-333-3810	+44 20 7404 5959

This document does not constitute an offer to sell, or the solicitation of an offer to buy or subscribe for, any securities and cannot be relied on for any investment contract or decision. Any securities offered by InBev will not be and have not been registered under the U.S. Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
Forward Looking Statements:
Certain statements contained in this report that are not statements of historical fact constitute forward-looking statements, notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in the future filings of InBev and Anheuser-Busch Companies, Inc. (“Anheuser-Busch”) under applicable securities laws and regulations, in press releases, and in oral and written statements made by or with the approval of InBev or Anheuser-Busch that are not statements of historical fact and constitute forward-looking statements. Examples of forward-looking statements include, but are not limited to: (i) future financial and operating results, cost savings, revenues and reported earnings; (ii) statements about the timing of the rights issue; (iii) statements of strategic objectives, business prospects, future financial condition, budgets, projected levels of production, projected costs and projected levels of revenues and profits of InBev or its managements or board of directors; (iv) statements of future economic performance; and (v) statements of assumptions underlying such statements.
Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict and outside of the control of the management of InBev. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. You should not place undue reliance on these forward-looking statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: (i) the risk that the businesses of InBev and Anheuser-Busch will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (ii) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; (iii) revenues following the merger may be lower than expected; (iv) operating costs, customer loss and business disruption following the merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (v) the ability to obtain governmental or regulatory approvals of the merger on the proposed terms and schedule; (vi) the failure of shareholders of Anheuser-Busch to approve the merger; (vii) local, regional, national and international economic conditions and the impact they may have on InBev and Anheuser-Busch and their customers and InBev’s and Anheuser-Busch’s assessment of that impact; (viii) increasing price and product competition by competitors, including new entrants; (ix) rapid technological developments and changes; (x) InBev’s ability to continue to introduce competitive new products and services on a timely, cost-effective basis; (xi) containing costs and expenses; (xii) governmental and public policy changes; (xiii) protection and validity of intellectual property rights; (xiv) technological, implementation and cost/financial risks in large, multi-year contracts; (xv) the outcome of pending and future litigation and governmental proceedings; (xvi) continued availability of financing; (xvii) financial resources in the amounts, at the times and on the terms required to support future businesses of the combined company; and (xviii) material differences in the actual financial results of merger and acquisition activities compared with expectations of InBev, including the full realization of anticipated cost savings and revenue enhancements. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters and attributable to InBev or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above. Forward-looking statements speak only as of the date on which such statements are made. InBev undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.
IMPORTANT INFORMATION
This communication may be deemed to be solicitation material in respect of the proposed acquisition of Anheuser-Busch by InBev. In connection with the proposed acquisition, InBev and Anheuser-Busch intend to file relevant materials with the SEC, including Anheuser-Busch’s proxy statement on Schedule 14A.
INVESTORS OF ANHEUSER-BUSCH ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING ANHEUSER-BUSCH’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.
Investors and security holders will be able to obtain the documents free of charge through the website maintained by the SEC at www.sec.gov, and Anheuser-Busch stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from Anheuser-Busch. Such documents are not currently available.
InBev and certain of its directors and executive officers and other persons, and Anheuser-Busch and its directors and certain executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Anheuser-Busch common stock in respect of the proposed transaction. Information regarding InBev’s directors and executive officers is available in its Annual Report for the year ended December 31, 2007, available at www.InBev.com/annualreport2007. Information about the directors and executive officers of Anheuser-Busch and their respective interests in Anheuser-Busch by security holdings or otherwise is set forth in its proxy statement relating to the 2008 annual meeting of stockholders, which was filed with the SEC on March 10, 2008. Investors may obtain additional information regarding the interest of the participants by reading the proxy statement regarding the acquisition when it becomes available.

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